Exhibit 99.1

Innodata Reports Fourth Quarter and Fiscal Year 2011 Results

NEW YORK--(BUSINESS WIRE)--February 8, 2012--INNODATA ISOGEN, INC. (NASDAQ: INOD) today reported results for the fourth quarter and the 12 months ended December 31, 2011.

  Total revenue was a record $23.7 million in the fourth quarter of 2011, a sequential increase of 23% from $19.2 million in the third quarter of 2011, and a 59% increase from $14.9 million in the fourth quarter of 2010. The increase is primarily attributable to higher revenue from eBook-related services that the Company performs for one of its larger clients and to revenue from analytics services that the Company performs for a major accounting firm.
  Net income for the fourth quarter of 2011 was $2.3 million, or $0.09 per diluted share, compared to net income of $1.4 million, or $0.06 per diluted share, in the third quarter of 2011, and net income of $1.2 million, or $0.05 per diluted share, in the fourth quarter of 2010. The increase in net income is primarily attributable to higher revenue and to an increase in gross margins from 33% in the third quarter of 2011 and 22% in the fourth quarter of 2010 to 36% in the fourth quarter of 2011.
  For the 12 months ended December 31, 2011, total revenue was $73.9 million, a 20% increase from $61.5 million in 2010. Net earnings improved significantly, from a net loss of $0.7 million, or ($0.03) per diluted share, in 2010, to net earnings of $4.5 million, or $0.18 per diluted share, in 2011. The growth in net earnings is primarily attributable to higher revenue and to an increase in gross margins from 23% in 2010 to 32% in 2011.
  Cash and cash equivalents and short-term investments totaled $17.2 million as of December 31, 2011, a decline of $7.0 million from $24.2 million as of September 30, 2011. The reduction is primarily on account of an $8.8 million increase in accounts receivable from $12.9 million as of September 30, 2011 to $21.7 million as of December 31, 2011 and approximately $2.5 million in investments made during the quarter for establishing two new delivery centers in Asia, and continuing investment in the Company’s recently-launched Innodata Advanced Data Solutions (IADS) segment. A significant portion of the increase in accounts receivable as of December 31, 2011 was from one of our large customers because of a process delay.

“In 2011, we succeeded at growing revenue by 20% and turning a 2010 pre-tax loss of $1.2 million to 2011 pre-tax earnings of $5.3 million, all the while making an investment of $2.7 million in operating expenses and $2 million in capital expenditures in our IADS division,” stated Jack Abuhoff, the Company’s Chairman and CEO. “Our IADS investment has enabled us to build a platform and service capability to provide high quality advanced data analytics to healthcare, financial, and insurance sectors for risk management and related business operations. We expect that IADS will begin contributing to revenue during the first half of 2012.”

Abuhoff concluded, “Our business in 2012 is off to a good start. We’re anticipating revenue for the first quarter of 2012 to be approximately $21.0 million.”

Timing of Conference Call with Q&A

Innodata will conduct an earnings conference call, including a question and answer period, at 11:00 AM eastern time today. You can participate in this call by dialing the following call-in numbers:

The call-in numbers for the conference call are:

1-800-723-6575 (Domestic)

1-785-830-1997 (International)

1-888-203-1112 (Domestic Replay)

1-719-457-0820 (International Replay)

Pass code on both: 7914822

Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of www.innodata.com. Please note that the Webcast feature will be in listen-only mode.

Call-in or Webcast replay will be available for 30 days following the conference call.

Innodata (NASDAQ: INOD) is a leading provider of business process, technology and consulting services, as well as products and solutions, that help our valued clients create, manage, use and distribute digital information. Propelled by a culture of quality, service and innovation, we have developed a client base that includes many of the world’s preeminent media, publishing and information services companies, as well as leading enterprises in information-intensive industries such as aerospace, defense, financial services, government, healthcare, high technology, insurance, intelligence, manufacturing and law.

Recent honors include EContent Magazine’s EContent 100, KMWorld Magazine’s 100 Companies That Matter in Knowledge Management, the International Association of Outsourcing Professionals’ (IAOP) Global Outsourcing Top 100, D&B India’s Leading ITeS and BPO Companies and the Black Book of Outsourcing’s Top List of Leading Outsourcing Providers to the Printing and Publishing Business.

Headquartered in the New York metro area, Innodata has offices and operations in the United States, the United Kingdom, Israel, India, Sri Lanka, and the Philippines.

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “project,” “head start,” "believe," "expect," “should,” "anticipate," "indicate," "point to," “forecast,” “likely”, “optimistic” and other similar expressions generally identify forward-looking statements, which speak only as of their dates.

These forward-looking statements are based largely on our current expectations, and are subject to a number of risks and uncertainties, including without limitation, that our Innodata Advanced Data Solutions segment has not reported any revenues to date and is subject to the risks and uncertainties of early-stage companies; the primarily at-will nature of the contracts between our Content Services segment and its customers and the ability of customers to reduce, delay or cancel projects; continuing Content Services revenue concentration in a limited number of customers; continuing Content Services reliance on project-based work; inability to replace projects that are completed, cancelled or reduced; depressed market conditions; changes in external market factors; the ability and willingness of our customers and prospective customers to execute business plans which give rise to requirements for digital content and professional services in knowledge processing; difficulty in integrating and deriving synergies from acquisitions, joint venture and strategic investments; potential undiscovered liabilities of companies that we acquire; changes in our business or growth strategy; the emergence of new or growing competitors; various other competitive and technological factors; and other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission.

Actual results could differ materially from the results referred to in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements contained in this release will occur.

INNODATA ISOGEN, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (In thousands, except per-share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

Revenues	$23,739	$14,890	$73,942	$61,513

Operating costs and expenses:
Direct operating expenses	15,302	11,633	50,176	47,284
Selling and administrative expenses	6,319	3,736	19,082	15,659
Interest income, net	(133)	(131)	(587)	(215)

Total	21,488	15,238	68,671	62,728
Income (loss) before provision for income taxes	2,251	(348)	5,271	(1,215)
Provision for (benefit from) income taxes	298	(1,566)	1,361	(468)
Net income (loss)	1,953	1,218	3,910	(747)
Loss attributable to non-controlling interests	320	-	561	-
Net income (loss) attributable to Innodata Isogen, Inc. and Subsidiaries	$2,273	$1,218	$4,471	$(747)
Income (loss) per share attributable to Innodata Isogen, Inc. and Subsidiaries:
Basic and diluted	$0.09	$0.05	$0.18	$(0.03)
Weighted average shares outstanding:
Basic	24,691	25,244	24,916	25,360
Diluted	25,193	25,578	25,103	25,360

INNODATA ISOGEN, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (Dollars in thousands)

	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$11,389	$14,120
Short term investments - other	5,828	8,875
Accounts receivable, net	21,706	8,389
Prepaid expenses and other current assets	2,984	3,842
Deferred income taxes	1,934	1,581
Total current assets	43,841	36,807
Property and equipment, net	7,430	4,284
Other assets	3,565	2,684
Long term investment - other	-	5,000
Deferred income taxes	3,886	2,797
Goodwill	675	675
Total assets	$59,397	$52,247
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$5,873	$3,047
Accrued salaries, wages and related benefits	6,596	4,870
Income and other taxes	2,576	1,852
Current portion of long term obligations	639	458
Deferred income taxes	9	492
Total current liabilities	15,693	10,719
Deferred income taxes	153	137
Income and other taxes - long term	-	349
Long term obligations	2,944	1,604
Non-controlling interests	(561)	-
STOCKHOLDERS' EQUITY	41,168	39,438
Total liabilities and stockholders’ equity	$59,397	$52,247

CONTACT:
Innodata Isogen, Inc.
Raj Jain, 201-371-8024
Vice President
rjain@innodata.com